EXHIBIT 10.46

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

1.           This Settlement Agreement and Mutual Release (“Agreement”) is made by and between Forgent Networks, Inc. (“Forgent”), Compression Labs, Inc. (“CLI”), and Jenkens & Gilchrist, P.C. (“Jenkens”) (collectively the “Parties”) for the purpose of resolving the lawsuit Cause No. 07-7024; Jenkens & Gilchrist, P.C. v. Forgent Networks, Inc. and Compression Labs, Inc.; in the 134th Judicial District Court of Dallas County, Texas (the “Lawsuit”).

AGREEMENT

2.           Payment:  In consideration of the Parties’ performance of the covenants of this Agreement, Forgent shall make payment to Jenkens in the amount of four million three hundred thousand dollars ($4,300,000) on or before Friday, August 21, 2009.  Payment shall be by wire transfer in accordance with the following instructions:

Jenkens & Gilchrist, P.C.
500 N. Akard, Suite 1830
(214) 965-0776

Bank of America
Dallas, TX
Acct# 004772063741
ABA Routing # 026009593

3.           Release by Forgent:  In consideration of the Parties’ performance of the covenants of this Agreement, Forgent and CLI, on behalf of themselves and each of their respective heirs, executors, administrators, trusts, trustors, trustees, beneficiaries, predecessors, successors, assigns, parents, subsidiaries, affiliated or related entities do hereby fully and forever RELEASE, ACQUIT AND DISCHARGE Jenkens, all present and former officers, directors, shareholders, employees, attorneys, agents and anyone acting on behalf of Jenkens, and Jenkens’ heirs, executors, administrators, trusts, trustors, trustees, beneficiaries, predecessors, successors, assigns, parents, subsidiaries, all affiliated or related entities from and against any and all causes of action, rights, claims, demands, obligations, liens, taxes,  losses, damages, debts, liabilities, costs, attorney’s fees, expenses, in law or in equity, of every kind and character whatsoever, whether now known or unknown, asserted or unasserted, accrued or unaccrued, suspected or unsuspected, fixed or contingent, that Forgent and/or CLI could have, own or hold, including but not limited to claims arising out of the Resolution Agreement.

4.           Release by Jenkens:  In consideration of the Parties’ performance of the covenants of this Agreement, Jenkens, on behalf of itself and its heirs, executors, administrators, trusts, trustors, trustees, beneficiaries, predecessors, successors, assigns, parents, subsidiaries, affiliated or related entities do hereby fully and forever RELEASE, ACQUIT AND DISCHARGE Forgent and CLI, all present and former officers, directors, shareholders, employees, attorneys, agents of either Forgent and/or CLI and anyone acting on behalf of Forgent and/or CLI, and each of Forgent and/or CLI’s respective heirs, executors, administrators, trusts, trustors, trustees, beneficiaries, predecessors, successors, assigns, parents, subsidiaries, all affiliated or related entities from and against any and all causes of action, rights, claims, demands, obligations, liens, taxes,  losses, damages, debts, liabilities, costs, attorney’s fees, expenses, in law or in equity, of every kind and character whatsoever, whether now known or unknown, asserted or unasserted, accrued or unaccrued, suspected or unsuspected, fixed or contingent, that Jenkens could have, own or hold, including but not limited to claims arising out of the Resolution Agreement.

WARRANTIES

5.           Forgent and CLI warrant that (1) it has been fully informed of this Agreement and has full knowledge of its terms, conditions and effects; (2) it has fully investigated to its satisfaction all facts surrounding the various claims, controversies and disputes and is fully satisfied with the terms and effects of this Agreement; (3) no promise or inducement has been offered or made incident to this Agreement, except as expressly provided herein; (4) this Agreement is executed without reliance on any statement or representation by any other party or any other party’s agent; (5) Forgent and/or CLI is the sole owner of the matters being released in Paragraph 3 herein and has not previously assigned any interest in such matters to any other person or entity.

 6.           Jenkens warrants that (1) it has been fully informed of this Agreement and has full knowledge of its terms, conditions and effects; (2) it has fully investigated to its satisfaction all facts surrounding the various claims, controversies and disputes and is fully satisfied with the terms and effects of this Agreement; (3) no promise or inducement has been offered or made incident to this Agreement, except as expressly provided herein; (4) this Agreement is executed without reliance on any statement or representation by any other party or any other party’s agent; (5) Jenkens is the sole owner of the matters being released in Paragraph 4 herein and has not previously assigned any interest in such matters to any other person or entity.

OTHER PROVISIONS

7.           Vacate Judgment:  The Parties agree to have their counsel execute both the Agreed Motion to Vacate Judgment and Agreed Final Judgment in the form attached as Exhibit “A” and Exhibit “B” to this Agreement prior to or contemporaneously with the execution of this Agreement by the Parties and to cooperate in obtaining the Court’s signature to such Agreed Order Vacating Judgment.

8.           Cease Collection Efforts: Jenkens agrees to cease and desist any and all efforts to collect on the judgment of the Lawsuit and to dismiss any pending collection actions.  Jenkens agrees to have its counsel execute the Order of Dismissal With Prejudice in the form attached as Exhibit “C”.  Other than Cause No. DC-09-10025-G, Jenkens & Gilchrist, P.C. v. JP Morgan Chase Bank, NA in the 134th Judicial District Court, Jenkens represents and warrants that it has not commenced or maintained any other collection actions on the judgment of the Lawsuit.

9.           This Agreement constitutes the entire agreement among the Parties named herein and supersedes all other agreements and understandings among them.  This Agreement cannot be amended or modified except by a writing signed by all parties hereto.

10.         This Agreement is binding on and inures to the benefit of the Parties and their respective agents, representatives, successors, employees and assigns.

11.         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

12.         This Agreement will be executed in multiple originals.

13.         This Agreement has been drafted jointly by all Parties.

14.         The Releases contained herein and the Agreement of the Parties to vacate the judgment shall become effective upon receipt by Jenkens of the payment described in Paragraph 2. Upon the receipt by Jenkens of the payment described in Paragraph 2, Jenkens will tender the executed Exhibit A, Exhibit B and Exhibit C to counsel for Forgent for filing with the Court.

/s/ JAY PETERSON	8/20/09

Jay Peterson	Date
Chief Financial Officer
Forgent Networks, Inc.

/s/ JAY PETERSON	8/20/09

Jay Peterson	Date
Chief Financial Officer
Compression Labs, Inc.

/s/ ROGER HAYES	8/20/09

Roger Hayse	Date
Chief Executive Officer
Jenkens & Gilchrist, P.C.